Exhibit 5.1

Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004-1482 Office:+1 (212) 837-6000 Fax: +1 (212) 422-4726 hugheshubbard.com

February 18, 2021

Kensington Capital Acquisition Corp. II
1400 Old Country Road

Suite 301
Westbury, New York 11590

RE:	Kensington Capital Acquisition Corp. II Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Kensington Capital Acquisition Corp. II, a Delaware corporation (the “Company”), in connection with the initial public offering by the Company of (a) up to 23,000,000 units (including up to 3,000,000 units subject to an over-allotment option) of the Company (the “Units”), each such Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-fourth of one redeemable warrant of the Company (a “Warrant”), each Warrant exercisable for the purchase of one share of Class A Common Stock, and (b) all shares of Class A Common Stock and all Warrants to be issued as part of the Units.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)the registration statement on Form S-1 of the Company relating to the Units and the Class A Common Stock and the Warrants to be issued as part of the Units filed on March [__], 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);

(b)an executed copy of a certificate of Daniel Huber, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(c)a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of January 4, 2021, and certified pursuant to the Secretary’s Certificate;

(d)the form of Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.2 to the Registration Statement;

(e)a copy of the Company’s Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(f)a copy of certain resolutions of the Board of Directors of the Company, adopted on February [●], 2021, certified pursuant to the Secretary’s Certificate;

(g)the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company and UBS Securities LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein, filed as Exhibit 1.1 to the Registration Statement;

(h)the form of the Warrant certificate, filed as Exhibit 4.3 to the Registration Statement;

(i)the form of the Unit certificate, filed as Exhibit 4.1 to the Registration Statement; and

(j)the form of the Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (the “Warrant Agreement,” and, together with the Underwriting Agreement, the “Transaction Agreements”), filed as Exhibit 4.4 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

Please be advised that an affiliate of a partner of our firm owns limited liability company interests in the Sponsor (as defined in the Underwriting Agreement).

We do not express any opinion with respect to any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware (the foregoing being referred to as “Opined-on Law”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.When the Units are delivered in accordance with the terms of the Underwriting Agreement by the Company against payment therefor, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2.The shares of Class A Common Stock included in the Units, when the Units are delivered in accordance with the terms of the Underwriting Agreement by the Company against payment therefor, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per share.

3.The Warrants issued under the Warrant Agreement that are included in the Units, when the Units are delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

4.The shares of Class A Common Stock issuable upon the exercise of the Warrants, when exercised in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a)the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates; and

(c)we have assumed that CST has the power, corporate or other, to enter into and perform all obligations under the Warrant Agreement and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by CST of the Warrant Agreement and that the Warrant Agreement constitutes the valid and binding obligation of CST.

In addition, in rendering the foregoing opinions we have assumed that:

(a)neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units, Warrants and Shares: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments which are listed in Part II of the Registration Statement), (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b)neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units, Warrants and Shares, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction (except that we do not make the assumption set forth in this clause (b) with respect to the Opined-on Law).

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the law of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Hughes Hubbard & Reed LLP